Exhibit 99.1

2021 Fourth Quarter and Full Year Financial Results February 15, 2022 NYSE: CF

2 Safe harbor statement All statements in this presentation by CF Industries Holdings, Inc. (together with its subsidiaries, the “Company”), other than those relating to historical facts, are forward-looking statements. Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” or “would” and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These statements may include, but are not limited to, statements about strategic plans and management’s expectations with respect to the production of green and blue (low-carbon) ammonia, the development of carbon capture and sequestration projects, the transition to and growth of a hydrogen economy, greenhouse gas reduction targets, projected capital expenditures, statements about future financial and operating results, and other items described in this presentation. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, the cyclical nature of the Company’s business and the impact of global supply and demand on the Company’s selling prices; the global commodity nature of the Company’s nitrogen products, the conditions in the international market for nitrogen products, and the intense global competition from other producers; conditions in the United States, Europe and other agricultural areas; the volatility of natural gas prices in North America and Europe; weather conditions; the seasonality of the fertilizer business; the impact of changing market conditions on the Company’s forward sales programs; difficulties in securing the supply and delivery of raw materials, increases in their costs or delays or interruptions in their delivery; reliance on third party providers of transportation services and equipment; risks associated with cyber security; the Company’s reliance on a limited number of key facilities; acts of terrorism and regulations to combat terrorism; risks associated with international operations; the significant risks and hazards involved in producing and handling the Company’s products against which the Company may not be fully insured; the Company’s ability to manage its indebtedness and any additional indebtedness that may be incurred; the Company’s ability to maintain compliance with covenants under its revolving credit agreement and the agreements governing its indebtedness; downgrades of the Company’s credit ratings; risks associated with changes in tax laws and disagreements with taxing authorities; risks involving derivatives and the effectiveness of the Company’s risk measurement and hedging activities; potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements; regulatory restrictions and requirements related to greenhouse gas emissions; the development and growth of the market for green and blue (low-carbon) ammonia and the risks and uncertainties relating to the development and implementation of the Company’s green and blue (low-carbon) ammonia projects; risks associated with expansions of the Company’s business, including unanticipated adverse consequences and the significant resources that could be required; risks associated with the operation or management of the strategic venture with CHS (the “CHS Strategic Venture”), risks and uncertainties relating to the market prices of the fertilizer products that are the subject of the supply agreement with CHS over the life of the supply agreement, and the risk that any challenges related to the CHS Strategic Venture will harm the Company’s other business relationships; and the impact of the novel coronavirus disease 2019 (COVID-19) pandemic, including measures taken by governmental authorities to slow the spread of the virus, on our business and operations. More detailed information about factors that may affect the Company’s performance and could cause actual results to differ materially from those in any forward-looking statements may be found in CF Industries Holdings, Inc.’s filings with the Securities and Exchange Commission, including CF Industries Holdings, Inc.’s most recent annual and quarterly reports on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the Company’s web site. It is not possible to predict or identify all risks and uncertainties that might affect the accuracy of our forward-looking statements and, consequently, our descriptions of such risks and uncertainties should not be considered exhaustive. There is no guarantee that any of the events, plans or goals anticipated by these forward-looking statements will occur, and if any of the events do occur, there is no guarantee what effect they will have on our business, results of operations, cash flows, financial condition and future prospects. Forward-looking statements are given only as of the date of this presentation and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

3 Note regarding non-GAAP financial measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes that EBITDA, adjusted EBITDA, free cash flow, and free cash flow yield, which are non-GAAP financial measures, provide additional meaningful information regarding the Company's performance and financial strength. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, EBITDA, adjusted EBITDA, free cash flow, and free cash flow yield included in this presentation may not be comparable to similarly titled measures of other companies. Reconciliations of EBITDA, adjusted EBITDA, free cash flow, and free cash flow yield to the most directly comparable GAAP measures are provided in the tables accompanying this presentation. EBITDA is defined as net earnings attributable to common stockholders plus interest expense - net, income taxes, and depreciation and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amortization, and the portion of depreciation that is included in noncontrolling interest. The Company has presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the industry. Adjusted EBITDA is defined as EBITDA adjusted with the selected items included in EBITDA as summarized in the tables accompanying this presentation. The Company has presented adjusted EBITDA because management uses adjusted EBITDA, and believes it is useful to investors, as a supplemental financial measure in the comparison of year-over-year performance. Free cash flow is defined as net cash provided by operating activities, as stated in the consolidated statements of cash flows, reduced by capital expenditures and distributions to noncontrolling interests. Free cash flow yield is defined as free cash flow divided by market value of equity (market cap).The Company has presented free cash flow and free cash flow yield because management uses this measure and believes it is useful to investors, as an indication of the strength of the Company and its ability to generate cash and to evaluate the Company’s cash generation ability relative to its industry competitors. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures.

2021 highlights

- Repurchased ~7.5 million shares during 4Q for $490M and a total of ~18.8 million shares for $977M, effectively completing the $1B share repurchase authorization that expired December 31, 2021
- Average selling prices for FY 2021 were higher than 2020 across all segments due to strong global demand as well as decreased global supply availability as higher global energy costs drove lower global operating rates
- Sales volumes for FY 2021 were lower than 2020 due to lower supply availability from higher than typical maintenance activity, production curtailments at the Company's UK plants due to high natural gas costs, and two significant weather-related production outages
- Cost of sales for FY 2021 was higher than 2020 due to higher natural gas costs and higher maintenance costs, partially offset by the impact of lower sales volumes and the gain recognized from the net settlement of certain natural gas contracts with suppliers during February 2021
- For FY 2021 the average cost of natural gas reflected in cost of sales was $4.21 per MMBtu compared to $2.24 per MMBtu for FY2020

Metric	FY 2021	FY 2020
Net earnings(1)	$917 M	$317 M
Net earnings per diluted share	$4.24	$1.47
EBITDA(1)(2)	$2.17 B	$1.32 B
Adjusted EBITDA(2)	$2.74 B	$1.35 B
LTM Cash from operations	$2.87 B	
LTM Free cash flow(3)	$2.17 B	

(1) FY 2021 Net earnings and EBITDA include pre-tax asset impairment charge of $521 million
(2) See appendix for reconciliation of EBITDA and adjusted EBITDA
(3) Represents cash provided by operating activities (cash from operations) less capital expenditures less distributions to noncontrolling interest; see appendix for reconciliation of free cash flow

CF 4

Leveraging expertise and asset base to accelerate the world's transition to clean energy

CF Industries

- CF Industries is the largest and most efficient ammonia producer in the world
- Access to low-cost US natural gas
- Facilities located near carbon sequestration regions
- Extensive logistics and distribution capability enable global reach
- Product shipped via:
  - Deepwater vessel
  - Barge (river and ocean)
  - Rail
  - Pipeline
  - Truck

Blue Ammonia

- Exploring jointly with Mitsui the development of blue ammonia projects
- Constructing CO_2 dehydration and compression units at Donaldsonville & Yazoo City
- 2.5 million tons of CO_2 could be sequestered annually once units are in service
- Up to 1.25 million tons of blue ammonia to be produced annually
- Projects expected to qualify for Section 45Q tax credits

Green Ammonia

- 20 megawatt (MW) alkaline water electrolysis plant to be built at Donaldsonville
- Plant will produce green hydrogen used for green ammonia production
- Construction/installation started in 4Q 2021 and expected to finish in 2023
- Project will be the largest of its kind in North America

$385 million committed to clean energy investments through 2025

CF 5

6 (1) Data taken from the December 17, 2021 CRU Ammonia Database (2) Represents CF Industries historical North American production and CRU’s capacity estimates for CF Industries (3) Calculated by removing CF Industries’ annual reported production and capacity from the CRU data for all North American ammonia production peer group (4) ~1.3 million tons represents the difference between CF Industries’ actual trailing 5-year average ammonia production of 9.2 million tons at 96% of capacity utilization and the 7.9 million tons CF Industries would have produced if operated at the 82% CRU North American benchmark excluding CF Industries 96% 97% 96% 84% 84% 82% 80% 82% 84% 86% 88% 90% 92% 94% 96% 98% 100% 2019 2020 2021 North American Ammonia Percent of Capacity Utilization (1) 5-Year Rolling Avg. Percent of Capacity CF North America (2) North America Excl. CF (3) CF’s 14% greater capacity utilization yields an additional ~1.3 million tons of ammonia annually(4) Outstanding safety performance drives industry leading production capacity utilization 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Total injuries per 200,000 work hours Total Recordable Incident Rate BLS Fertilizer Manufacturing CF Industries CF Industry safety performance greatly exceeds industry average

Financial results – fourth quarter and FY 2021

In millions, except percentages, per MMBtu and EPS	Q4 2021	Q4 2020	FY 2021	FY 2020
Net sales	$ 2,540	$ 1,102	$ 6,538	$ 4,124
Gross margin	1,155	180	2,387	801
- As percentage of net sales	45.5%	16.3%	36.5%	19.4%
Net earnings attributable to common stockholders	$ 705	$ 87	$ 917	$ 317
Net earnings per diluted share	3.27	0.40	4.24	1.47
EBITDA(1)	1,188	334	2,172	1,316
Adjusted EBITDA(1)	1,258	338	2,743	1,350
Diluted weighted-average common shares outstanding	215.5	214.9	216.2	215.2
Cost of natural gas used for production in cost of sales(2) (per MMBtu)	$ 6.00	$ 2.60	$ 4.21	$ 2.24
Average daily market price of natural gas Henry Hub (Louisiana)	4.74	2.47	3.82	1.99
Average daily market price of natural gas National Balancing Point (United Kingdom)	29.96	5.29	15.50	3.20
Depreciation and amortization	238	230	888	892
Capital expenditures	132	103	514	309

(1) See reconciliations of EBITDA and adjusted EBITDA to the most directly comparable GAAP measures in the appendix

(2) Includes the cost of natural gas used for production and related transportation that is included in cost of sales during the period under the first-in, first-out inventory method. Includes realized gains and losses on natural gas derivatives settled during the period. Excludes unrealized mark-to-market gains and losses on natural gas derivatives. For the year ended December 31, 2021, excludes a $112 million gain on net settlement of certain natural gas contracts with suppliers due to Winter Storm Uri in February 2021

CF 7

8 Strong global nitrogen outlook Global supply and demand Regional nitrogen dynamics Global energy differentials Low global nitrogen inventory entering 2022 after a year of strong demand and lower production; high energy prices and export restrictions globally suggest supply will continue to be challenged Global demand expected to remain robust; the need to replenish grain stock supports high pricing for nitrogen-consuming crops, which support high planting levels and incentivize fertilizer application Increased economic activity expected to drive strong demand for diesel exhaust fluid (for emissions abatement) and ammonia, urea and nitric acid for industrial uses Management projects US corn plantings will be 91-93 million acres in 2022 Urea imports to India Apr-Dec 2021 were ~2 million metric tons lower with flat production compared to 2020, resulting in low inventory; urea demand expected to remain strong Strong corn prices coupled with drought conditions in Brazil/Argentina has reduced production forecasts for current corn crop; supporting higher planted corn acres in 2022 and continued strong demand for nitrogen/urea imports Forward natural gas curves in Europe remain above historical norms challenging producer profitability and likely resulting in continued lower operating rates in the region Urea exports from China expected to be limited through 2022; reports indicate China issued supply contracts to build reserves of over 1M metric tons of urea for summer application in the country’s first summer fertilizer reserve plan Energy differentials between Europe/Asia versus low-cost regions remain significant; steepening the global cost curve and increasing margin opportunities for low-cost producers Favorable energy spreads expected to persist into 2023

9 Low stocks-to-use ratio drives higher grain values, expected to require at least two more growing seasons to replenish (1) Crop futures prices represent Marketing Year (September – August) average daily settlement of the front month future contracts for 2010/11 through 2020/21; 2021/22 represents average daily settlement from September 2021 through February 2022 month-to-date and forward curve through August 2022 Source: USDA, CME, CF Global Coarse Grains Stocks-to-Use Ratio vs Corn Futures Prices(1) Percent $0 $1 $2 $3 $4 $5 $6 $7 0% 2% 4% 6% 8% 10% 12% 14% 16% 2010/11 2015/16 2020/21 World-ex China Crop Futures Price (RHS) USD per Bushel Global Oilseeds Stocks-to-Use Ratio vs Soybean Futures Prices Percent $0 $2 $4 $6 $8 $10 $12 $14 $16 0% 5% 10% 15% 20% 25% 30% 2010/11 2015/16 2020/21 World-ex China Crop Futures Price (RHS) USD per Bushel

10 Sharply higher natural gas prices in Europe and Asia have widened spreads to North American benchmark prices Global Energy Price 2019-2022F USD/tonne North American Production Margin Advantage(1) 0 5 10 15 20 25 30 35 40 45 2019 2020 2021 2022 Henry Hub natural gas TTF natural gas Chinese anthracite coal - lump JKM natural gas 0 100 200 300 400 500 600 700 800 900 1000 Ammonia(2) Urea TTF Anthracite(3) ‘19 ‘20 ’21 ’22F TTF Anthracite USD/MMBtu (1) Advantage per tonne based on annualized costs including settled feedstock prices through January 2022 and February to December 2022 based on forward curve and projections as of February 9, 2022; Coal MMBtu price includes efficiency factor of 1.3 (additional coal required for hydrogen yield equivalent to feedstock natural gas) (2) North American production assumed to be 37.2 MMBtu per tonne of ammonia for feedstock and fuel, European production assumed at 37.8 MMBtu per tonne for feedstock and fuel, Chinese production assumed to be 1.2 tonnes of coal and 1300 KWH for feedstock and power (3) Forecast Chinese anthracite coal prices based on WoodMac thermal coal price forecast Note: dotted lines represent forward price curves Source: ICE, Bloomberg, SX Coal, WoodMac, CF Analysis Spreads projected to remain wide through 2022 Higher natural gas costs expected through 2022 ‘19 ‘20 ’21 ’22F ‘19 ‘20 ’21 ’22F ‘19 ‘20 ’21 ’22F

11 India and Brazil have consistent long-term demand growth, which has led to rising import demand (1) Brazil domestic production in 2020 is comprised solely of 2019 inventory carryover Source: CRU Urea Market Forecast as of November 19, 2021, India DOF, FAI, Trade Data Monitor, industry publications 0 2 4 6 8 10 12 2010 2012 2014 2016 2018 2020 2022F 0 1 2 3 4 5 6 7 8 9 2010 2012 2014 2016 2018 2020 2022F India Imports: Good Monsoons and Farm Programs Million product metric tons Potential Range 2022 Brazil Imports: Rising Agricultural Production Million product metric tons Consumption Served by Domestic Production (1) Consumption Served by Imports Potential Range 2022

12 Capital management Capital structure and allocation Clean energy initiatives Capital expenditures Repurchased ~7.5M shares in 4Q for $490 million and a total of ~18.8M shares for $977 million, effectively completing the $1B share repurchase authorization that expired on December 31, 2021 Board of Directors authorized a new $1.5B share repurchase program from January 1, 2022 through the end of 2024 Fitch Ratings and S&P Global Ratings issued investment-grade credit ratings with respect to CF Industries Redeemed $500 million in debt in FY 2021, lowering long-term debt to $3.5 billion Construction of North America’s first commercial scale green ammonia project has commenced at the Donaldsonville Complex; completion expected in 2023 The Company has begun activities related to the Board-approved projects to install carbon dioxide dehydrations and compression equipment at the Donaldsonville and Yazoo City complexes - Annual production of up to 1.25 million tons of blue ammonia – ammonia produced with corresponding CO2 byproduct removed through carbon capture and sequestration – from existing network starting in 2024 Capital expenditures in 4Q and FY 2021 were $132 million and $514 million, respectively Expected capex for full year 2022 will be $500-$550 million, which includes capital expenditures at the Company’s Donaldsonville Complex related to the installation of a 20MW electrolyzer to enable green ammonia production and the installation of carbon dioxide dehydration and compression equipment $385 million committed to clean energy investment through 2025 will be included in annual capex

13 2.6 6.0(1) 6.0 6.1 6.6(2) 6.6 7.0(3) 8.1(4) 8.1 8.2(5) 8.2 8.2 8.2 All N production numbers based on year end figures per 10-K filings. (1) Beginning in 2010 includes capacity from Terra Industries acquisition (2) Beginning in 2013 includes incremental 34% of Medicine Hat production to reflect CF acquisition of Viterra's interests (3) Beginning in 2015 includes incremental 50% interest in CF Fertilisers UK acquired from Yara (4) Beginning in 2016 excludes nitrogen equivalent of 1.1 million tons of urea and 0.58 million tons of UAN under CHS supply agreement and includes expansion project capacity at Donaldsonville and Port Neal (5) Beginning in 2018 includes incremental 15% of Verdigris production to reflect CF’s acquisition of publicly traded TNH units (6) Share count based on end of year common shares outstanding; share count prior to 2015 based on 5-for-1 split-adjusted shares; share count as of 12/31/2021 reflect shares issued under equity and incentive plans partially offset by share repurchases Production Capacity (M nutrient tons) Annual Nitrogen Equivalent Tons per 1,000 Shares Outstanding CF Industries’ Nitrogen Volumes and Shares Outstanding as of Year-end Shares Outstanding (millions) (6) 2009 – 2021 Nitrogen per share CAGR: 11.5% 11 17 18 19 24 27 30 35 35 37 38 39 40 0 50 100 150 200 250 300 350 400 0 5 10 15 20 25 30 35 40 45 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 By using free cash flow to grow capacity and repurchase shares, shareholders accrued more of the asset base…

14 Annual Free Cash Flow (millions) CF Industries’ Free Cash Flow and Shares Outstanding as of Year-end Shares Outstanding (millions) (6) 0 50 100 150 200 250 300 350 400 -$2,000 -$1,500 -$1,000 -$500 $0 $500 $1,000 $1,500 $2,000 $2,500 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 …resulting in 2X free cash flow participation since 2011 $682 1,194 2,079 2,376 1,467 1,409 1,204 617 1,631 1,497 1,505 1,231 2,873 (236) (258) (247) (524) (824) (1,809) (2,469) (2,211) (473) (422) (404) (309) (514) (112) (117) (146) (232) (74) (46) (45) (119) (131) (139) (186) (174) (194) $334 819 1,686 1,620 569 (446) (1,310) (1,713) 1,027 936 915 748 2,165 243 356 327 315 279 242 233 233 233 223 216 214 208 End of year shares outstanding Cash from Operations Capital expenditures Distributions to noncontrolling interests Free Cash Flow (millions) Non-GAAP reconciliation: Cash from Operations to Free Cash Flow

15 14.2 9.8 8.7 8.6 6.0 2017 2018 2019 2020 2021 2017-2020 average ratio EV/Adj. EBITDA(2)(3) Equity appears undervalued given high free cash flow yield 10.3% 9.7% 8.9% 9.0% 14.7% 2017 2018 2019 2020 2021 2017-2020 average yield Free Cash Flow Yield(1) (1) Represents annual free cash flow divided by market value of equity (market cap) at the end of each year; see appendix for reconciliation of free cash flow and calculation of market cap (2) Enterprise value (EV) is calculated as the sum of market cap and net debt; see appendix for calculation of EV and net debt (3) Represents annual adjusted EBITDA; see appendix for reconciliation of adjusted EBITDA

Appendix

17 CF Industries EBITDA sensitivity table Table illustrates the CF Industries business model across a broad range of industry conditions $25/ton urea realized movement implies ~$375M change in EBITDA on an annual basis (1) Based on 2019 sales volumes of approximately 19.5 million product tons, 2019 gas consumption of 344 million MMBtus and 2021 nitrogen product sales price relationships. Changes in product prices and gas costs are not applied to the CHS minority interest or industrial contracts where CF Industries is naturally hedged against changes in product prices and gas costs (2) Assumes that a $25 per ton change in urea prices is also applied proportionally to all nitrogen products and is equivalent to a $17.39 per ton change in UAN price, $18.48 per ton change in AN price, a $44.57 per ton change in ammonia price, and a $10.60 per ton change in the price of the Other segment EBITDA Sensitivity to Natural Gas and Urea Prices(1) $ billions CF Realized Natural Gas Cost ($/MMBtu) CF Realized Urea Price ($/ton) (2) 3.50 4.00 4.50 5.00 5.50 6.00 $350 $2.1 $2.0 $1.8 $1.7 $1.6 $1.4 $375 $2.5 $2.4 $2.2 $2.1 $1.9 $1.8 $400 $2.9 $2.7 $2.6 $2.5 $2.3 $2.2 $425 $3.2 $3.1 $3.0 $2.8 $2.7 $2.5 $450 $3.6 $3.5 $3.3 $3.2 $3.1 $2.9 $475 $4.0 $3.9 $3.7 $3.6 $3.4 $3.3 $500 $4.4 $4.2 $4.1 $4.0 $3.8 $3.7 $525 $4.7 $4.6 $4.5 $4.3 $4.2 $4.1 $550 $5.1 $5.0 $4.8 $4.7 $4.6 $4.4

Non-GAAP: reconciliation of net earnings to EBITDA and adjusted EBITDA

In millions	Q4 2021	Q4 2020	FY 2021	FY 2020
Net earnings	$ 859	$ 119	$ 1,260	$ 432
Less: Net earnings attributable to noncontrolling interest	(154)	(32)	(343)	(115)
Net earnings attributable to common stockholders	705	87	917	317
Interest expense – net	43	38	183	161
Income tax provision (benefit)	226	(2)	283	31
Depreciation and amortization	238	230	888	892
Less other adjustments:				
Depreciation and amortization in noncontrolling interest	(23)	(18)	(95)	(80)
Loan fee amortization(1)	(1)	(1)	(4)	(5)
EBITDA	**$ 1,188**	**$ 334**	**$ 2,172**	**$ 1,316**
Unrealized net mark-to-market loss (gain) on natural gas derivatives	43	6	25	(6)
COVID impact: Special COVID-19 bonus for operational workforce	-	-	-	19
COVID impact: Turnaround deferral(2)	-	-	-	7
Loss (gain) on foreign currency transactions, including intercompany loans	1	(2)	6	5
Asset impairments	26	-	521	-
Engineering cost write-off(3)	-	-	-	9
Loss on sale of surplus land	-	-	-	2
Property insurance proceeds	-	-	-	(2)
Loss on debt extinguishment	-	-	19	-
Total adjustments	70	4	571	34
Adjusted EBITDA	**$ 1,258**	**$ 338**	**$ 2,743**	**$ 1,350**

(1) Loan fee amortization is included in both interest expense – net and depreciation and amortization
(2) Represents expense incurred due to the deferral of certain plant turnaround activities as a result of the COVID-19 pandemic
(3) Represents costs written off upon the cancellation of a project at one of our nitrogen complexes

CF 18

Non-GAAP: reconciliation of net earnings to EBITDA and adjusted EBITDA, continued

In millions	FY 2019	FY 2018	FY 2017
Net earnings	$ 646	$ 428	$ 450
Less: Net earnings attributable to noncontrolling interests	(153)	(138)	(92)
Net earnings attributable to common stockholders	493	290	358
Interest expense – net	217	228	303
Income tax provision (benefit)	126	119	(575)
Depreciation and amortization	875	888	883
Less other adjustments:			
Depreciation and amortization in noncontrolling interests(1)	(82)	(87)	(101)
Loan fee amortization(2)	(9)	(9)	(12)
EBITDA	**$ 1,620**	**$ 1,429**	**$ 856**
Unrealized net mark-to-market loss (gain) on natural gas derivatives	14	(13)	61
(Gain) loss on foreign currency transactions, including intercompany loans	(1)	(5)	2
Gain on sale of Pine Bend facility	(45)	-	-
Property insurance proceeds(3)	(15)	(10)	-
Costs related to acquisition of TNCLP units	-	2	-
PLNL tax withholding charge(4)	16	-	-
Equity method investment tax contingency accrual(5)	-	-	7
Loss on embedded derivative(6)	-	-	4
Loss on debt extinguishment	21	-	53
Gain on sale of equity method investment	-	-	(14)
Total adjustments	(10)	(26)	113
Adjusted EBITDA	**$ 1,610**	**$ 1,403**	**$ 969**

(1) *For the year ended December 31, 2019, amount relates only to CF Industries Nitrogen, LLC (CFN). For the years ended December 31, 2018 and 2017, amount includes CFN and Terra Nitrogen Company, L.P. (TNCLP), as we purchased the remaining publicly traded common units of TNCLP on April 2, 2018*

(2) *Loan fee amortization is included in both interest expense – net and depreciation and amortization*

(3) *Represents proceeds related to a property insurance claim at one of the Company's nitrogen complexes*

(4) *Represents a charge in the year ended December 31, 2019 on the books of Point Lisas Nitrogen Limited (PLNL), the company's Trinidad joint venture, for a tax withholding matter; amount reflects our 50 percent equity interest in PLNL*

(5) *Represents an accrual recorded in the year ended December 31, 2017 on the books of PLNL for a disputed tax assessment. Amount reflects our 50 percent equity interest in PLNL; this is included in equity in earnings of operating affiliates in our consolidated statements of operations*

(6) *Represents the loss on the embedded derivative included within the terms of the company's strategic venture with CHS*

CF 19

Gross margin variance to prior year

	Year ended 12/31/2020	Higher avg selling prices[1]	Volume[1]	Higher natural gas costs[2]	Unrealized MTM on natural gas derivatives[3]	Higher manufacturing, maintenance, and other costs	Increase in purchased urea[4]	Gain on net settlement of natural gas contracts	Year ended 12/31/2021
Consolidated									
Net sales	$ 4,124	$ 2,757	$ (404)	$ -	$ -	$ -	$ 61	$ -	$ 6,538
Cost of sales	3,323	-	(312)	663	31	494	64	(112)	4,151
Gross margin	$ 801	$ 2,757	$ (92)	$ (663)	$ (31)	$ (494)	$ (3)	$ 112	$ 2,387
Gross margin %	19.4 %								36.5 %
Ammonia									
Net sales	$ 1,020	$ 792	$ (25)	$ -	$ -	$ -	$ -	$ -	$ 1,787
Cost of sales	850	-	(33)	194	9	254	-	(112)	1,162
Gross margin	$ 170	$ 792	$ 8	$ (194)	$ (9)	$ (254)	$ -	$ 112	$ 625
Gross margin %	16.7 %								35.0 %
Granular urea									
Net sales	$ 1,248	$ 814	$ (243)	$ -	$ -	$ -	$ 61	$ -	$ 1,880
Cost of sales	847	-	(155)	144	8	84	64	-	992
Gross margin	$ 401	$ 814	$ (88)	$ (144)	$ (8)	$ (84)	$ (3)	$ -	$ 888
Gross margin %	32.1 %								47.2 %

(1) Selling price and volume impact of granular urea purchased to satisfy customer commitments is reflected in the Increase in purchased urea column
(2) Higher natural gas costs include the impact, if any, of realized natural gas derivatives
(3) Represents the variance in the net unrealized mark-to-market gains and losses on natural gas derivatives compared to the prior year period
(4) Represents the impact of the incremental tons compared to the prior year period

CF 20

Gross margin variance to prior year, continued

	Year ended 12/31/2020	Higher avg selling prices[1]	Volume[1]	Higher natural gas costs[2]	Unrealized MTM on natural gas derivatives[3]	Higher manufacturing, maintenance, and other costs	Increase in purchased urea[4]	Gain on net settlement of natural gas contracts	Year ended 12/31/2021
UAN									
Net sales	$ 1,063	$ 756	$ (31)	$ -	$ -	$ -	$ -	$ -	$ 1,788
Cost of sales	949	-	(27)	168	7	22	-	-	1,119
Gross margin	$ 114	$ 756	$ (4)	$ (168)	$ (7)	$ (22)	$ -	$ -	$ 669
Gross margin %	10.7 %								37.4 %
AN									
Net sales	$ 455	$ 159	$ (104)	$ -	$ -	$ -	$ -	$ -	$ 510
Cost of sales	390	-	(83)	97	4	67	-	-	475
Gross margin	$ 65	$ 159	$ (21)	$ (97)	$ (4)	$ (67)	$ -	$ -	$ 35
Gross margin %	14.3 %								6.9 %
Other									
Net sales	$ 338	$ 236	$ (1)	$ -	$ -	$ -	$ -	$ -	$ 573
Cost of sales	287	-	(14)	60	3	67	-	-	403
Gross margin	$ 51	$ 236	$ 13	$ (60)	$ (3)	$ (67)	$ -	$ -	$ 170
Gross margin %	15.1 %								29.7 %

(1) Selling price and volume impact of granular urea purchased to satisfy customer commitments is reflected in the Increase in purchased urea column
(2) Higher natural gas costs include the impact, if any, of realized natural gas derivatives
(3) Represents the variance in the net unrealized mark-to-market gains and losses on natural gas derivatives compared to the prior year period
(4) Represents the impact of the incremental tons compared to the prior year period

CF 21

22 Non-GAAP: reconciliation of cash from operations to free cash flow and free cash flow yield In millions, except percentages, share price, and ratios FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 Cash provided by operating activities $ 1,631 $ 1,497 $ 1,505 $ 1,231 $ 2,873 Capital expenditures (473) (422) (404) (309) (514) Distributions to noncontrolling interests (131) (139) (186) (174) (194) Free cash flow $ 1,027 $ 936 $ 915 $ 48 $ 2,165 Free cash flow yield(1) 10.3% 9.7% 8.9% 9.0% 14.7% Shares outstanding as of December 31 233.3 222.8 216.0 214.0 207.6 Share price – US dollars(2) 42.54 43.51 47.74 38.71 70.78 Market Cap $ 9,925 $ 9,694 $ 10,312 $ 8,284 $ 14,694 Short-term and long-term debt 4,692 4,698 3,957 3,961 3,465 Cash and cash equivalents 835 682 287 683 1,628 Net Debt(3) $ 3,857 $ 4,016 $ 3,670 $ 3,278 $ 1,837 Enterprise Value (EV) (market cap + net debt) 13,782 13,710 13,982 11,562 16,531 Adjusted EBITDA 969 1,403 1,610 1,350 2,743 EV / Adjusted EBITDA 14.2 9.8 8.7 8.6 6.0 (1) Represents free cash flow divided by market value of equity (market cap) as of December 31st (2) Share prices as of December 31st, Source Capital IQ (3) Represents short-term debt, current portion of long-term debt, and long-term debt less cash and cash equivalents